EXHIBIT 99.1
                                                                    ------------


[PARAGON TECHNOLOGIES, INC. LOGO]                                           NEWS
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FOR:           IMMEDIATE RELEASE

CONTACTS:      Leonard S. Yurkovic, Acting CEO
               610-252-3205
               610-252-3102 (Fax)
               www.ptgamex.com
               ---------------


                PARAGON TECHNOLOGIES REPORTS 2007 SECOND QUARTER
              AND SIX MONTHS RESULTS AND A STRONG BACKLOG OF ORDERS

                                   - - - - -

EASTON, PA -- August 9, 2007 -- Paragon Technologies, Inc. (Amex:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today results for the second quarter and six months ended June 30, 2007.

During the second quarter ended June 30, 2007, the Company had net income of $11,000 or $0.00 earnings per share as revenue rose to $6.0 million from $4.8 million in the second quarter of 2006. The backlog of orders increased to $10.7 million as a result of the booking of $6.6 million in new orders during the second quarter of 2007. The Company's backlog of orders at the beginning of the year was $5.9 million.

During the first half of 2007, the Company had a net loss of $257,000 or a $0.09 loss per share as revenue rose to $9.6 million from $9.0 million in the first half of 2006. The rate of new orders rose during the first half of 2007 to $14.4 million compared to $10.4 million in new orders received during the first half of 2006.

Len Yurkovic, Acting CEO of Paragon Technologies, commented, "The 81% increase in the backlog of orders lays an excellent foundation for financial performance for the remainder of the fiscal year. Although we have returned to profitability in the second quarter, our earnings are below our ongoing expectations. During the second quarter, the Company was impacted by higher costs, primarily associated with increased pre-sales effort, strategic alternatives activities, and sales and marketing expenditures to support increasing market sector penetration, coupled with a change in the product mix of the business. With the current year order rate greater than the prior year, I am confident that 2007 annual revenues will exceed that of last year, with corresponding favorable profitability."

During the first half of 2007, the Company repurchased 99,699 shares of common stock at a weighted average cost, including brokerage fees, of $5.68 per share. As of June 30, 2007, $883,857 remained available for repurchases from the $15,000,000 stock repurchase program.




                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
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      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                        o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
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[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 2
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The Company will host a conference call to discuss these results on Thursday,
August 9, 2007 at 11:00 a.m. ET. To participate in the call, please dial 1-877-766-2147 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.
                             ---------------

Paragon's SI Systems' branded technologies drive productivity at Fortune 1000 companies and the United States Government.


About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, and Maybelline.


                                      * * *








-------------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. The forward-looking statements contained in this press release may become outdated over time. Paragon does not assume any responsibility for updating any forward-looking statements. Furthermore, achievement of the objectives of the Company is subject to certain risks, including, but not limited to, those risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and the most recent quarterly report on Form 10-Q for the quarter ended March 31, 2007.

    This press release and prior releases are available at www.ptgamex.com.
                                                           ---------------

[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 2
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
                                                    Paragon Technologies, Inc.
                                                   Summary Financial Information
                                          Selected Financial Data -- Balance Sheets (UNAUDITED)
                                               (In Thousands, Except Ratio Information)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       June 30, 2007                      December 31, 2006
-----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents....................                            $  2,296                               2,447
Short-term investments.......................                               9,255                               9,625
                                                                   ------------------------           -----------------------------
   Total cash and cash equivalents
     and short-term investments..............                            $ 11,551                              12,072
                                                                   ------------------------           -----------------------------
Trade receivables............................                            $  2,437                               2,557
Inventories..................................                            $    796                                 469
Current assets...............................                            $ 18,113                              16,370
Current liabilities..........................                               6,281                               4,296
                                                                   ------------------------           ------------------ ----------
   Working capital...........................                            $ 11,832                              12,074
                                                                   ------------------------           -----------------------------
Current ratio................................                                2.88                                3.81
Total assets.................................                            $ 18,501                              16,752
Total stockholders' equity...................                            $ 11,644                              12,428
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

                                                    Paragon Technologies, Inc.
                                                  Summary Financial Information
                                    Selected Financial Data -- Statements of Operations (UNAUDITED)
                                            (In Thousands, Except Per Share Information)
-----------------------------------------------------------------------------------------------------------------------------------
                                                       Second Quarter Ended                           Six Months Ended
                                                             June 30,                                     June 30,
                                             -----------------------------------------     ----------------------------------------
                                                    2007                   2006                   2007                  2006
                                             ------------------     ------------------     -----------------     ------------------
Net sales.................................        $ 6,019                 4,823                  9,626                 9,043
                                             ==================     ==================     =================     ==================

Income (loss) before income taxes.........        $    41                   214                   (355)                  129
Income tax expense (benefit)..............             30                    43                    (98)                  (43)
                                             ------------------     ------------------     -----------------     ------------------
Net income (loss).........................        $    11                   171                   (257)                  172
                                             ==================     ==================     =================     ==================

Basic earnings (loss) per share...........        $   .00                   .05                   (.09)                  .05
                                             ==================     ==================     =================     ==================

Diluted earnings (loss) per share.........        $   .00                   .05                   (.09)                  .05
                                             ==================     ==================     =================     ==================

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

                                                    Paragon Technologies, Inc.
                                                Supplemental Financial Information
                                          Reconciliation of Net Income (Loss) to EBITDA (UNAUDITED)
                                                           (In Thousands)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Second Quarter Ended                  Six Months Ended
                                                                         June 30,                            June 30,
                                                         -----------------------------------     ----------------------------------
                                                               2007                2006                2007               2006
                                                         ---------------     ---------------     ---------------    ---------------
Net income (loss)..................................           $  11                 171                (257)               172
Add:   Income tax expense (benefit)................              30                  43                 (98)               (43)
                                                         ---------------     ---------------     ---------------    ---------------
Income (loss) before income taxes..................              41                 214                (355)               129
Add:   Interest expense............................               -                   -                   -                  1
Add:   Depreciation and
       amortization expense........................              28                  24                  55                 47
                                                         ---------------     ---------------     ---------------    ---------------
EBITDA                                                        $  69                 238                (300)               177
                                                         ===============     ===============     ===============    ===============

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